Exhibit 3.1

File Number: 7481401

Profit Corporation

ARTICLES OF INCORPORATION
OF
FatPipe, Inc.

The undersigned persons, acting as incorporators under the Utah Revised Business Corporation Act, adopt the following Articles of Incorporation for such Corporation:

Article I

Corporate Name

The name of the corporation is FatPipe, Inc.

Article II

Purpose

Design, development, support and services for networking and other related technology products

The corporation shall further have unlimited power to engage in and do any lawful act concerning any and all lawful business for which corporations may be organized under the Utah Revised Business Corporation Act and any amendments thereto.

Article III

Capital Stock

Class of Shares	Number of Shares
Common	1000
Preferred	0

Article IV

Name and Address of Registered Agent

The address of the corporation’s initial registered office shall be:

4455 South 700 East
Salt Lake City, UT 84124

The corporation’s initial registered agent at such address shall be:

Ragula Bhaskar

I hereby acknowledge and accept appointment as corporation registered agent:

Ragula Bhaskar

Signature

Article V

Names and Addresses of Incorporators

The name(s) and address(es) of the incorporators are:

Incorporator #1

Ragula Bhaskar

4455 South 700 East

Salt Lake City, UT 84124

Ragula Bhaskar (POA or AIF)

Signature

In Witness Whereof I / We have executed these Articles of Incorporation on 14 10, 2009 and say:

That they are all incorporators herein; that they have read the above and foregoing Articles of Incorporation; know the contents thereof and that the same is true to the best of their knowledge and belief, excepting as to matters herein alleged upon information and belief and as to those matters they believe to be true.

Article VI

Names and Addresses of Officers and Directors

The name(s) and address(es)of each officer and director:

Officer #1

Sanchaita Datta

4455 South 700 East

Salt Lake City, UT 84107

Ragula Bhaskar (POA or AIF)

Signature

Director #1

Ragula Bhaskar

4455 South 700 East

Salt Lake City, UT 84124

Ragula Bhaskar (POA or AIF)

Signature

Article VII

Principal Place of Business

The street address of the principal place of the business is:

4455 South 700 East

Salt Lake City, UT, 84107

Article VIII

The duration of the corporation shall be Perpetual

State of Utah

Department of Commerce

Division of Corporations & Commercial Code

This certifies that this registration has been filed and approved on 14, October 2009 in the office of the Division and hereby issues this Certification thereof.

KATHY BERG

Division Director

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.